Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-81566) pertaining to the 1991 Long-Term Incentive Plan of Wolohan Lumber Co. of our report dated February 19, 2001, with respect to the consolidated financial statements of Wolohan Lumber Co. included in Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                     REHMANN ROBSON, P.C.

March 26, 2001
Saginaw, Michigan